Exhibit 4.4

Execution Version

SECOND AMENDMENT

TO

FIRST AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

THIS SECOND AMENDMENT TO FIRST AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Amendment”) is made as of the 23rd day of November, 2016 and effective as of the date on which the transactions contemplated by the Offer to Purchase (as defined below) are consummated, by and among nCino, Inc., a Delaware corporation (the “Company”) and the Investors (as defined in the Agreement, as defined below) party hereto (collectively with the Company, the “Parties”).

RECITALS

WHEREAS, the Company and certain of the Investors had previously entered into that certain First Amended and Restated Investors’ Rights Agreement, dated as of February 12, 2015, as amended by that certain First Amendment to First Amended and Restated Investors’ Rights Agreement, dated May 25, 2016 (the “Agreement”).

WHEREAS, certain Insight Investors and their Affiliates have offered to purchase shares of Common Stock from other stockholders of the Company pursuant to an Offer to Purchase, dated on or about the date hereof (the “Offer to Purchase”).

WHEREAS, the Parties wish to expand the definition of “Registrable Securities” as defined in the Agreement to include Common Stock (as defined in the Agreement) purchased pursuant to the Offer to Purchase and effect other revisions to the Agreement to reflect the additional equity interest acquired by the Insight Investors and their Affiliates in connection with such tender offer.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors hereby agree as follows:

AGREEMENT

1.     Definitions. All capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Agreement.

2.     Amendment.

a.	The Parties hereby agree to amend the Agreement by amending and restating Section 1.22 in its entirety as follows:

“1.22         “Registrable Securities” means (i) any Common Stock issued to, or purchased by, the Investors pursuant to (A) the Purchase Agreement, (B) that certain Purchase and Sale Agreement dated as of February 12, 2015 by and among the Insight Investors, SunTrust Banks, Inc. (or any affiliates thereof), the Company and Live Oak Bancshares, Inc., (C) that certain Common Stock Purchase Agreement dated as of May 25, 2016, by and among the Company and the Purchasers listed on Exhibit A thereto (the “2016 Primary Purchase Agreement”), (D) that certain Purchase and Sale Agreement dated as of May 25, 2016, by and among the Company and the stockholders and Purchaser listed on Exhibit A thereto

(the “2016 Secondary Purchase Agreement”), (E) that certain Common Stock Purchase Agreement dated as of January 28, 2014 by and between the Company and the Investors listed on Exhibit A thereto or (F) that certain Offer to Purchase and Letter of Transmittal distributed to certain stockholders of the Company by the Insight Investors on or about November 23, 2016 (the “Offer to Purchase”); and (ii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clause (i) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Subsection 6.1, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Subsection 2.13 of this Agreement.”

b.	The Parties hereby agree to amend the Agreement by amending and restating Section 6.13 in its entirety as follows:

“6.13         Additional Investors. Notwithstanding anything to the contrary contained herein, any purchaser of shares of Common Stock on or after the date hereof pursuant to the Purchase Agreement, the 2016 Primary Purchase Agreement, the 2016 Secondary Purchase Agreement or the Offer to Purchase may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an “Investor” for all purposes hereunder. No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Investor, so long as such additional Investor has agreed in writing to be bound by all of the obligations as an “Investor” hereunder. Immediately thereafter, Schedule A to this Agreement will be amended to list the new Investors hereunder.”

c.	The Parties hereby agree that the following language shall be added at the end of Section 5.5 of the Agreement:

“So long as the Insight Investors hold, in the aggregate, (x) the number of Registrable Securities held by the Insight Investors as of November 23, 2016, plus (y) at least fifty percent (50%) of the Registrable Securities acquired by the Insight Investors pursuant to the Offer to Purchase (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock), the Company hereby covenants and agrees with each of the Insight Investors that it shall not, and it shall not allow any subsidiary to, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without the written consent of the holders of at least a majority of the shares of Registrable Securities then held by the Insight Investors:

(a)

issue shares of capital stock of the Company (excluding shares of Common Stock issued or issuable pursuant to an equity incentive plan approved by the Board of Directors of the Company) at a price of less than $8.00 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock);

(b)

enter into any agreement with any of the Company’s Affiliates, excluding (i) agreements entered into in the ordinary course of business with such Affiliates approved by the Board of Directors of the Company (other than in respect of agreements with the Company’s Affiliates that are also customers or partners of the Company) and on arms’-length terms and conditions as would reasonably be expected to exist in similar agreements with an unaffiliated third party, (ii) stock option agreements or other equity incentive award agreements with such Affiliates, on arms’-length and customary terms, entered into pursuant to an equity incentive plan of the Company approved by the Board of Directors of the Company, or (iii) employment, compensation or severance agreements, on arms’-length and customary terms, approved by the Board of Directors of the Company; or

(c)

repurchase, redeem, or otherwise acquire, any outstanding shares of capital stock of the Company (or rights to acquire capital stock), excluding redemptions of shares of capital stock or other securities from officers, employees, directors or consultants in connection with the termination of their employment or the cessation of their provision of services to or on behalf of the Company, as applicable, for any reason.”

3.     Effect of Amendment. Except as amended and/or modified by this Amendment, the Agreement is hereby ratified and confirmed and all other terms of the Agreement are and shall remain in full force and effect, unaltered and unchanged by this Amendment. In the event of any conflict between the provisions of this Amendment and the provisions of the Agreement, the provisions of this Amendment shall govern and control. This Amendment shall be null and void if the transactions contemplated by the Offer to Purchase are not consummated

4.     Counterparts. This Amendment (i) may be executed in any number of counterparts with the same effect as if all of the parties had signed the same document and (ii) may be executed by facsimile or PDF signatures. All counterparts shall be construed together and shall constitute one agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Second Amendment to First Amended and Restated Investors’ Rights Agreement as of the date first written above.

NCINO, INC.

By:	/s/ Pierre Naudé

Name:	Pierre Naudé

Title:	Chief Executive Officer

IN WITNESS WHEREOF, the Parties have executed this Second Amendment to First Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

INSIGHT VENTURE PARTNERS IX, L.P.		INSIGHT VENTURE PARTNERS IX (CO-INVESTORS), L.P.

By:	Insight Venture Associates IX, L.P.	By:	Insight Venture Associates IX, L.P.
Its:	General Partner	Its:	General Partner

By:	Insight Venture Associates IX, Ltd.	By:	Insight Venture Associates IX, Ltd.
Its:	General Partner	Its:	General Partner

By:	/s/ Blair Flicker	By:	/s/ Blair Flicker
Name:	Blair Flicker	Name:	Blair Flicker
Title:	Authorized Officer	Title:	Authorized Officer

INSIGHT VENTURE PARTNERS (CAYMAN) IX, L.P.		INSIGHT VENTURE PARTNERS (DELAWARE), IX L.P.

By:	Insight Venture Associates IX, L.P.	By:	Insight Venture Associates IX, L.P.
Its:	General Partner	Its:	General Partner

By:	Insight Venture Associates IX, Ltd.	By:	Insight Venture Associates IX, Ltd.
Its:	General Partner	Its:	General Partner

By:	/s/ Blair Flicker	By:	/s/ Blair Flicker
Name:	Blair Flicker	Name:	Blair Flicker
Title:	Authorized Officer	Title:	Authorized Officer

IN WITNESS WHEREOF, the Parties have executed this Second Amendment to First Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

INSIGHT VENTURE PARTNERS GROWTH-BUYOUT COINVESTMENT FUND, L.P.		INSIGHT VENTURE PARTNERS GROWTH-BUYOUT COINVESTMENT FUND (B), L.P.

By:	Insight Venture Associates Growth-Buyout Coinvestment, L.P.	By:	Insight Venture Associates Growth-Buyout Coinvestment, L.P.
Its:	General Partner	Its:	General Partner

By:	Insight Venture Associates Growth-Buyout Coinvestment, Ltd.	By:	Insight Venture Associates Growth-Buyout Coinvestment, Ltd.
Its:	General Partner	Its:	General Partner

By:	/s/ Blair Flicker	By:	/s/ Blair Flicker
Name:	Blair Flicker	Name:	Blair Flicker
Title:	Authorized Officer	Title:	Authorized Officer

INSIGHT VENTURE PARTNERS GROWTH-BUYOUT COINVESTMENT FUND (CAYMAN), L.P.		INSIGHT VENTURE PARTNERS GROWTH-BUYOUT COINVESTMENT FUND (DELAWARE), L.P.

By:	Insight Venture Associates Growth-Buyout Coinvestment, L.P.	By:	Insight Venture Associates Growth-Buyout Coinvestment, L.P.
Its:	General Partner	Its:	General Partner

By:	Insight Venture Associates Growth-Buyout Coinvestment, Ltd.	By:	Insight Venture Associates Growth-Buyout Coinvestment, Ltd .
Its:	General Partner	Its:	General Partner

By:	/s/ Blair Flicker	By:	/s/ Blair Flicker
Name:	Blair Flicker	Name:	Blair Flicker
Title:	Authorized Officer	Title:	Authorized Officer

IN WITNESS WHEREOF, the Parties have executed this Second Amendment to First Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

Ithan Creek Master Investors (Cayman) L.P.

By: Wellington Management Company LLP, as investment adviser

By:	/s/ Emily Babalas
Name:	Emily Babalas
Title:	Managing Director and Counsel

Wolf Creek Investors (Bermuda) L.P.

By: Wellington Management Company LLP, as investment adviser

By:	/s/ Emily Babalas
Name:	Emily Babalas
Title:	Managing Director and Counsel

Wolf Creek Partners, L.P.

By: Wellington Management Company LLP, as investment adviser

By:	/s/ Emily Babalas
Name:	Emily Babalas
Title:	Managing Director and Counsel

Bay Pond Investors (Bermuda) L.P.

By: Wellington Management Company LLP, as investment adviser

By:	/s/ Emily Babalas
Name:	Emily Babalas
Title:	Managing Director and Counsel

Bay Pond Partners, L.P.

By: Wellington Management Company LLP, as investment adviser

By:	/s/ Emily Babalas
Name:	Emily Babalas
Title:	Managing Director and Counsel

IN WITNESS WHEREOF, the Parties have executed this Second Amendment to First Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

SUNTRUST BANKS, INC.

By:	/s/ Richard Blumberg
Name:	Richard Blumberg
Title:	Senior Vice President

IN WITNESS WHEREOF, the Parties have executed this Second Amendment to First Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

SALESFORCE.COM, INC.

By:	/s/ John Somorjai
Name:	John Somorjai
Title:	EVP, Corporate Development and Salesforce Ventures

Address:

salesforce.com, inc.

The Landmark @ One Market Street, Suite 300

San Francisco, CA 94105

Attn: John Somorjai, EVP, Corporate Development and Salesforce Ventures

IN WITNESS WHEREOF, the Parties have executed this Second Amendment to First Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

REGIONS FINANCIAL CORPORATION

By:	/s/ David Turner
Name:	David Turner
Title:	Senior Executive Vice President